SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ONCOSEC MEDICAL INCORPORATED
(Name of Registrant as Specified in Its Charter)

Alpha Holdings, Inc. Alpha Biolabs, Inc.
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Stocktwits:

1.	$ONCS YOUR VOTE IS IMPORTANT! VOTE “AGAINST” THE PROPOSED ONCOSEC TRANSACTION ON THE BLUE PROXY CARD TODAY.

Now is the time to send a message to OncoSec. If you support Alpha’s efforts to block the China Grand Takeover, it is very important that you vote AGAINST the transaction on the BLUE proxy card.

Any vote on OncoSec’s WHITE proxy card (even a vote in protest) will revoke any earlier proxy card that you have submitted to Alpha. Furthermore, any vote on OncoSec’s WHITE proxy card, even a vote “AGAINST” MAY ACTUALLY HELP the China Grand Takeover of OncoSec.

IT IS IMPORTANT THAT YOU VOTE AGAINST ONLY ON THE BLUE PROXY CARD AND NOT THE WHITE PROXY CARD. If you have mistakenly voted on the WHITE proxy card or require assistance in voting your BLUE proxy card, please contact Okapi Partners at the phone numbers or email address listed on the Contact page at VoteNoOncoSec.com

SEC Disclaimer: https://tinyurl.com/t3kgwbv